UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2007

ALESCO FINANCIAL INC.

(formerly Sunset Financial Resources, Inc.)

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation.

On May 15, 2007, Alesco Financial Inc. (the “Company”) sold $115 million aggregate principal amount of the Company’s 7.625% Contingent Convertible Senior Notes due 2027 (the “Notes”) to RBC Capital Markets Corporation (the “Initial Purchaser”). The Notes are senior, unsecured obligations of the Company and rank equally in right of payment with all of the Company’s existing and future unsubordinated, unsecured indebtedness. The Notes are subordinated in right of payment to the Company’s existing and future secured indebtedness to the extent of such security, and structurally subordinated to any liabilities and other indebtedness of the Company’s subsidiaries. The Notes will bear interest at an annual rate of 7.625%. Interest on the Notes is payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2007. The Notes will mature on May 15, 2027.

Indenture

The Notes are governed by an indenture, dated May 15, 2007 (the “Indenture”), by and between the Company and U.S. Bank National Association, a national banking association, as trustee. A copy of the Indenture is filed as Exhibit 4.1 to this Form 8-K and is herein incorporated by reference. A form of the Note is filed as Exhibit 4.2 to this Form 8-K and is herein incorporated by reference.

The Notes will be convertible at any time prior to the maturity date into cash and, if applicable, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), under certain circumstances, at an initial conversion price per share of $11.70, which represents a conversion rate of approximately 85.4701 shares of Common Stock per $1,000 principal amount of Notes. If converted, the holders of the Notes will receive an amount in cash per Note equal to the lesser of (i) $1,000 and (ii) the average of the “daily conversion values” for each of the twenty consecutive trading days of the conversion reference period. “Daily conversion value” means, with respect to any trading day, the product of (1) the applicable conversion rate and (2) the volume weighted average price of the Common Stock on such trading day.

If the holders of the Notes elect to convert their Notes in connection with a corporate transaction described in the first, second or third bullet point of the definition of “fundamental change,” as defined in the Indenture, they may be entitled to a make-whole premium in the form of an increase in the conversion rate. In addition, in the event of a fundamental change, the holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a purchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and additional interest, if any, to, but excluding, the repurchase date.

The Company may redeem all or part of the Notes for cash (i) at any time prior to the date on which they mature to the extent necessary to preserve the Company’s qualification as a real estate investment trust for U.S. federal income tax purposes or (ii) on or after May 20, 2012, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and additional interest, if any, to, but excluding, the redemption date. The holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash on May 15, 2012, May 15, 2017 and May 15, 2022 for a repurchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and additional interest, if any, to, but excluding, the repurchase date.

Upon the occurrence of an “event of default,” as defined in the Indenture, the principal amount of the Notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable, subject to certain conditions set forth in the Indenture. Events of default under the Indenture include (1) failure to pay principal of any Note, when it becomes due and payable, at the stated maturity, upon acceleration, upon redemption or otherwise; (2) failure to pay any interest, including any additional interest, if any, on any Note when due, which failure continues for 30 days; (3) failure to comply with obligations to convert any Notes into cash and, if applicable, shares of Common Stock in the amounts set forth in the Indenture, which failure continues for 10 days; (4) failure to provide timely notice of a fundamental change; (5) failure to perform any other covenant in the Indenture, which failure continues for 60 days after the Company receives notice of such default; (6) any indebtedness (other than non-recourse indebtedness) under any bonds, debentures, notes or other evidences of indebtedness for money borrowed, issued by the Company or any of the Company’s significant subsidiaries, or any guarantee by the Company or any of the Company’s significant subsidiaries, in an aggregate principal amount in excess of $10 million that is not paid when due either at its stated maturity or upon acceleration thereof within a period of 30 days after the Company receives notice of such default; and (7) certain events relating to bankruptcy, insolvency or reorganization of the Company or its significant subsidiaries.

Registration Rights Agreement

In connection with the sale of the Notes, the Company entered into a registration rights agreement dated May 15, 2007 (the “Registration Rights Agreement”) with the Initial Purchaser pursuant to which the Company has agreed to file within 90 days after May 15, 2007 a shelf registration statement with respect to the resale of the Notes and the shares of the Common Stock issuable upon conversion of the Notes. The Company will be required to pay additional interest, subject to some limitations, to the holders of the Notes if it fails to comply with its obligations under the Registration Rights Agreement until such time as it complies. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.3.

The foregoing descriptions of the Indenture and the Registration Rights Agreement are summaries and are qualified in their entirety by reference to the full terms and provisions of each such agreement.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 4.1	Indenture, dated as of May 15, 2007, between Alesco Financial Inc. and U.S. Bank National Association.

Exhibit 4.2	Form of 7.625% Contingent Convertible Senior Notes due 2027.

Exhibit 4.3	Registration Rights Agreement, dated as of May 15, 2007, between Alesco Financial Inc. and RBC Capital Markets Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALESCO FINANCIAL INC.

Date: May 21, 2007	By:	/s/ John J. Longino
John J. Longino
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 4.1	Indenture, dated as of May 15, 2007, between Alesco Financial Inc. and U.S. Bank National Association.

Exhibit 4.2	Form of 7.625% Contingent Convertible Senior Notes due 2027.

Exhibit 4.3	Registration Rights Agreement, dated as of May 15, 2007, between Alesco Financial Inc. and RBC Capital Markets Corporation.

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